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                                                                     Exhibit 5.1

                                                        Moor&VanAllen Logo

May 7, 2002                                             Moore & Van Allen PLLC
                                                        Attorneys at Law

                                                        Suite 4700
                                                        100 North Tryon Street
                                                        Charlotte, NC 28202-4003

Board of Directors                                      T 704 331 1000
Sonic Automotive, Inc.                                  F 704 331 1059
6415 Idlewild Road, Suite 109                           www.mvalaw.com
Charlotte, North Carolina 28212

Dear Sirs:

We are acting as counsel to Sonic Automotive, Inc., a Delaware corporation (the "Company"), in connection with the preparation, execution, filing and processing with the Securities and Exchange Commission (the "Commission"), pursuant to the Securities Act of 1933, as amended (the "Act"), of a supplement to a base prospectus (the "Prospectus Supplement") included in a Registration Statement on Form S-3 (Nos. 333-50430 and 333-50430-01 to 333-50430-G7) (as amended through the date hereof, the "Registration Statement"). The Registration Statement was declared effective on December 14, 2000. This opinion is furnished to you for filing with the Commission pursuant to Item 601(b)(5) of Regulation S-K.

The Prospectus Supplement relates to the offer and sale of up to $149,500,000 aggregate principal amount of 5 1/4% Convertible Subordinated Notes due 2009 (the "Notes") and the shares of the Company's Class A Common Stock, par value $.01 per share (the "Common Stock"), that are issuable upon conversion of the Notes.

In our representation of the Company, we have examined (i) the Registration Statement, (ii) the Prospectus, (iii) the Indenture, dated as of May 7, 2002 (the "Base Indenture" and, the Base Indenture as supplemented by the First Supplemental Indenture, dated May 7, 2002, the "Indenture"), (iv) the Company's certificate of incorporation and bylaws, as amended to date, (v) all actions of the Company's board of directors recorded in the Company's minute book, (vi) the form of Note, (vii) a certificate of good standing from the State of Delaware, and (viii) such other documents as we have considered necessary for purposes of rendering the opinions expressed below.

Based upon the foregoing, we are of the following opinion:

         1. The Notes, upon issuance in accordance with the terms of the Indenture, will be validly issued and binding obligations of the Company, except as may be limited by the effect of bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights or remedies of creditors; the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or at law, and the discretion of the court before which any proceeding therefor may be brought; and the unenforceability under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to pubic policy.

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Board of Directors
May 7, 2002
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         2.       The Common Stock issuable upon conversion of the Notes will, upon such issuance in accordance with the terms thereof, be validly issued, fully paid and non-assessable.

The opinions expressed herein are limited to the laws of the State of New York, the General Corporation Law of the State of Delaware and the Act.

We hereby consent to the use of this opinion letter as Exhibit 5.1 to the Registration Statement and to the use of our name under the heading "Legal Matters" in the Prospectus Supplement. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

Moore & Van Allen PLLC


/s/ Moore & Van Allen PLLC